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                                                                       EXHIBIT 5

                                January 5, 1996

Oncor, Inc.
209 Perry Parkway
Gaithersburg, Maryland 20877

                          Re:     Registration Statement on Form S-3
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Gentlemen and Ladies:

         We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission (the "Commission") on January 8, 1996, in connection with the registration under the Securities Act of 1933, as amended, of 4,194,930 shares of your Common Stock (the "Shares"). The Shares include 768,384 shares (the "Issued Shares") currently outstanding and 3,426,546 shares (the "Note Shares") issuable by the Company upon the conversion of outstanding convertible Notes (the "Notes"). The Issued Shares and the Note Shares are being offered by certain stockholders of the Company. As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the transactions described in the Registration Statement.

         We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

         Based upon and subject to the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Note Shares and upon completion of the proceedings being taken in order to permit the issuance or sale of the Note Shares and the Issued Shares to be carried out in accordance with the securities laws of the various states where required, the Note Shares, when issued and
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Oncor, Inc.
January 4, 1996
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sold in accordance with the terms of the Notes and in the manner described in the Registration Statement, and the Issued Shares, when sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit thereto.

                                         Very truly yours,

                                         /s/ BROBECK, PHLEGER & HARRISON LLP
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                                             BROBECK, PHLEGER & HARRISON LLP